Exhibit 99.1

Surface Oncology Reports Financial Results and Corporate Highlights for Fourth Quarter and Full Year 2019

CAMBRIDGE, Mass., March 10, 2020: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and corporate highlights for the fourth quarter and full year 2019, as well as anticipated corporate milestones for 2020.

“We have made tremendous progress readying our lead programs, SRF617 and SRF388 for clinical trials. With opened INDs for both of these highly differentiated investigational immunotherapies, we are looking forward to initiating a new phase in our mission to deliver breakthrough treatments to help those affected by cancer,” said Jeff Goater, chief executive officer. “Furthermore, with strengthened preclinical data packages across our portfolio, we continue to explore collaborations to enhance our clinical development strategy for each of our lead product programs, an example of which is the clinical collaboration we recently signed with Arcus Biosciences. We look forward to providing initial clinical updates for both SRF617 and SRF388 by the end of 2020.”

Recent Corporate Highlights:

•

Entered into a clinical collaboration with Arcus Biosciences (NYSE: RCUS) in January 2020, to evaluate SRF617 (targeting CD39) in combination with AB928 (a dual A2a/A2b adenosine receptor antagonist) in clinical trials

•	FDA clearance of the Investigational New Drug applications (INDs) for both SRF617 and SRF388 (targeting IL-27) in January 2020
•	Continued progression of the ongoing phase 1/1b trial of NZV930 (targeting CD73) by Surface Oncology’s partner Novartis
•	Promotion of Liisa Nogelo to chief legal officer and Alison O’Neill to senior vice president, clinical development

Selected 2019 Corporate Highlights:

•	Filed INDs for both SRF617 and SRF388
•	Strengthened its team and Board of Directors with key additions, including the board appointment of Ramy Ibrahim, M.D., the chief medical officer of the Parker Institute for Cancer Immunotherapy
•	Announced a development candidate, SRF813 (CD112R), targeting the activation of natural killer and T cells
•	Published a peer-reviewed manuscript in the scientific journal ImmunoHorizons[1] describing the biological activity of IL-27, an immunosuppressive cytokine and the target of SRF388

•

Gave multiple preclinical data presentations related to Surface Oncology’s pipeline programs at key scientific conferences, including the Society for the Immunotherapy of Cancer’s (SITC) 34th Annual Meeting and the Brisbane Immunotherapy 2019 Conference

•	Secured a debt financing facility for up to $25 million from K2 HealthVentures
•	Held Surface Oncology’s inaugural Investor and Analyst Day

Selected Anticipated 2020 Corporate Milestones:

•	Initiation of phase 1 trial for SRF617 in the first half of 2020
•	Initiation of phase 1 trial for SRF388 in the first half of 2020
•	Multiple preclinical data presentations anticipated at key medical and scientific conferences throughout 2020, including at the American Association for Cancer Research (AACR) annual meeting in April
•	Initial clinical updates for both SRF617 and SRF388 anticipated by the end of 2020

Financial Results:

As of December 31, 2019, cash, cash equivalents and marketable securities were $105.2 million, compared to $158.8 million on December 31, 2018.

Research and development (R&D) expenses were $11.7 million for the fourth quarter ended December 31, 2019, compared to $10.5 million for the same period in 2018. This increase was primarily driven by additional spend incurred for SRF617 and SRF388 associated with the IND filings in the fourth quarter of 2019. R&D expenses were $52.1 million for the full year 2019, compared to $52.5 million for the same period in 2018. This decrease was primarily driven by a reduction of manufacturing spend on the SRF231 (CD47) program, which was partially offset by increased spend on SRF617 and SRF388 associated with the IND filings in the fourth quarter of 2019. R&D expenses included $2.4 million in stock-based compensation expense for the full year 2019.

General and administrative (G&A) expenses were $5.1 million for the fourth quarter ended December 31, 2019, compared to $4.8 million for the same period in 2018. G&A expenses were $20.6 million for the full year 2019, compared to $16.1 million for the same period in 2018. The increase in G&A expenses for both the fourth quarter of 2019 and the full year 2019 was primarily due to increased personnel costs and professional fees. G&A expenses included $3.6 million in stock-based compensation expense for the full year 2019.

For the fourth quarter ended December 31, 2019, net loss was $16.0 million, or basic and diluted net loss per share attributable to common stockholders of $0.57. Net loss was $4.7 million for the same period in 2018, or basic and diluted net loss per share attributable to common stockholders of $0.17. For the full year ended December 31, 2019, net loss was $54.8 million, or basic and diluted net loss per share attributable to common stockholders of $1.97. Net loss was $6.6 million for the same period in 2018, or basic and diluted net loss per share attributable to common stockholders of $0.33.

Financial Outlook:

1 DeLong, et al. ImmunoHorizons 3(1), pages 13–25 (2019)

Following the strategic restructuring implemented in January, Surface Oncology’s current cash and cash equivalents are projected to fund the Company into 2022. Anticipated milestones under the NZV930 collaboration with Novartis and additional capital potentially available under the K2 HealthVentures debt financing, in aggregate, would extend Surface Oncology’s cash runway into the second half of 2022.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned lead programs targeting CD39 (SRF617) and IL-27 (SRF388), a clinical-stage collaboration with Novartis targeting CD73 (NZV930); and two preclinical programs, each focused primarily on activating natural killer cells or depleting regulatory T cells. Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would”, or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF813 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF813, will not be successfully developed or commercialized, and the risks related to Surface Oncology’s dependence on third parties in connection with its manufacturing, clinical trials and preclinical studies. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2019, which is available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Investors

Pete Rahmer

prahmer@enduranceadvisors.com

415-515-9763

Media

Tom Donovan

tom@tenbridgecommunications.com

857-559-3397

Selected Financial Information:

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
Statement of Operations Items	2019	2018	2019	2018
Collaboration revenue – related party	$439	$9,764	$15,360	$59,417
Operating expenses:
Research and development	11,657	10,520	52,118	52,492
General and administrative	5,114	4,825	20,608	16,076
Total operating expenses	16,771	15,345	72,726	68,568
Loss from operations	(16,332)	(5,581)	(57,366)	(9,151)
Total other income, net	378	846	2,577	2,554
Net loss	$(15,954)	$(4,735)	$(54,789)	$(6,597)
Weighted average common shares outstanding—basic and diluted	27,885,539	27,683,808	27,854,912	19,990,773
Net loss per share attributable to common stockholders—basic and diluted	$(0.57)	$(0.17)	$(1.97)	$(0.33)

	December 31,	December 31,
Selected Balance Sheet Items:	2019	2018
Cash, cash equivalents and marketable securities	$105,161	$158,835
Total assets	131,693	174,065
Accounts payable and accrued expenses	11,396	12,215
Deferred revenue – related party	38,592	53,952
Total stockholders’ equity	56,666	102,862